UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2004

SEMITOOL, INC.
(Exact name of registrant as specified in its charter)

0-25424
(Commission File Number)

Montana                                                         81-0384392
(State or other jurisdiction of incorporation)                   (I.R.S. Employer Identification No.)

Semitool, Inc.
 655 West Reserve Drive, Kalispell, Montana 59901
(406) 752-2107
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 5. Other Events and Regulation FD Disclosure

On July 26, 2004, Semitool, Inc. (the "Company”) issued a press release announcing it has licensed its seed layer enhancement patents to Ebara Corporation of Japan. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

      (c) Exhibits:

      Exhibit No.    Description
      Exhibit 99.1   Press Release dated July 26, 2004

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 12 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMITOOL, INC. By: /s/Larry A. Viano —————————————— Larry A. Viano Chief Financial Officer